SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2008

Domino’s Pizza, Inc.

(Exact name of registrant as specified in its charter)

Commission file number:

333-114442

Delaware	38-2511577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48106

(Address of principal executive offices)

(734) 930-3030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On May 12, 2008, Domino’s Pizza, Inc. announced that as of May 12, 2008, Ken C. Calwell’s service as the Executive Vice President of Build the Brand and Chief Marketing Officer ended. Mr. Calwell will receive severance benefits in accordance with his Amended and Restated Employment Agreement.

Item 9.01	Financial Statements and Exhibits.

(c)

99.1	Press Release dated May 12, 2008 relating to Ken C. Calwell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINO’S PIZZA, INC.
(Registrant)

Date: May 13, 2008
/s/ David A. Brandon
David A. Brandon
Chief Executive Officer

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